                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         COMPUTER SCIENCES CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         COMPUTER SCIENCES CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                     COMPUTER SCIENCES CORPORATION

             [LOGO]        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           ON AUGUST 14, 1995

                            The Annual Meeting of Stockholders of Computer
                     Sciences Corporation will be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2 o'clock p.m., Pacific Daylight Savings Time, on August 14, 1995, for the following purposes:

                           1. To elect a board of nine directors to serve for the ensuing year and until their successors are elected and qualified;

                           2. To vote upon the approval of the proposed 1995 Stock Incentive Plan; and

                           3. To transact such other business as may properly come before the meeting.

                           Only stockholders of record at the close of business
                     on June 16, 1995, will be entitled to notice and to vote at the meeting or any adjournment thereof.

                           STOCKHOLDERS WHO ARE NOT ABLE TO ATTEND THE MEETING
                     PERSONALLY ARE URGED BY MANAGEMENT TO FILL IN, SIGN AND RETURN PROMPTLY TO THE COMPANY THE ENCLOSED PROXY.

                     By Order of the Board of Directors

                     /s/ Hayward D. Fisk
                     Hayward D. Fisk
                     Vice President, General Counsel and Secretary

                     El Segundo, California
                     July 5, 1995

                         COMPUTER SCIENCES CORPORATION
                             2100 East Grand Avenue
                          El Segundo, California 90245
                                 (310) 615-0311

                            ------------------------
                                PROXY STATEMENT

                            ------------------------

     The Annual Meeting of Stockholders of Computer Sciences Corporation ("CSC" or the "Company") will be held on August 14, 1995 for the following purposes:

         1. To elect a board of nine directors to serve for the ensuing year and until their successors are elected and qualified;

         2. To vote upon the approval of the proposed 1995 Stock Incentive Plan; and

         3. To transact such other business as may properly come before the meeting.

     The approximate date of mailing the proxy material is July 5, 1995.

                         VOTING AND PROXY SOLICITATION

     This Statement is furnished to stockholders of Computer Sciences Corporation in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2 o'clock p.m., Pacific Daylight Savings Time, on August 14, 1995. This solicitation is made by the Board of Directors of Computer Sciences Corporation and the cost of solicitation will be borne by the Company.

     Solicitation other than by mail may be made personally, by telephone or by facsimile, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons holding stock in their names for others, such as trustees, brokers and nominees, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. In addition, the Company has engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost to the Company of approximately $6,000, not including incidental expenses.

     The Annual Report of the Company for the fiscal year ended March 31, 1995, has been enclosed and mailed to stockholders under the same cover as this Proxy Statement.

     You are requested to sign, date and return the enclosed proxy card to ensure that your shares will be voted. A proxy may be revoked at any time prior to the voting thereof by notice in writing of such revocation duly executed by the stockholder and delivered to the Secretary of the Company prior to the time the proxy is exercised, or by duly executing and delivering to the Secretary a proxy bearing a later date.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on June 16, 1995, will be entitled to notice and to vote at the meeting and any adjournment thereof. The issued and outstanding shares of the Company at that date consisted of 55,410,148 shares of Common Stock. The holders of a majority of the outstanding shares will constitute a quorum at the meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for the approval of proposals presented to stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted for purposes of determining whether a proposal has been approved.

     Holders of Common Stock are entitled to one vote for each share, except that stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors. In order to exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give notice before the vote to the President or Secretary of the Company that the stockholder desires that the voting for the election of directors be cumulative.

     Under cumulative voting, each stockholder may give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of shares held by the voting stockholder, or the individual stockholder can distribute his or her votes among as many nominees as such stockholder deems appropriate. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. If the right to cumulative voting is exercised, the proxy holders named in the accompanying proxy shall have the discretion to cumulate votes in any manner, and to vote for less than all of the nominees indicated on any such duly executed proxy, in order to elect the maximum number of the nominees set forth in Item 1 below.

     As of May 31, 1995, The TCW Group, Inc. (formerly known as TCW Management Company), Fidelity Management & Research Co. and Provident Investment Counsel were the only stockholders known by management to hold beneficially 5% or more of the outstanding shares of the Company. Holdings of these companies and all corporate officers and directors of the Company as a group are as follows:

                            NAME AND ADDRESS                NUMBER OF SHARES        PERCENT
TITLE OF CLASS             OF BENEFICIAL OWNER             BENEFICIALLY OWNED      OF CLASS
- --------------    -------------------------------------    -------------------     ---------
$1.00 par         The TCW Group, Inc.                           3,862,047(1)           6.9%(1)
  value
Common Stock      865 South Figueroa Street
                  Los Angeles, California 90017
$1.00 par         Fidelity Management & Research Co.            3,427,123              6.1
  value
Common Stock      82 Devonshire Street
                  Boston, Massachusetts 02109
$1.00 par         Provident Investment Counsel                  2,912,446              5.2
  value
Common Stock      300 North Lake Avenue
                  Pasadena, California 91101-4022
$1.00 par         All corporate officers and directors          1,367,894(2)           2.4(2)
  value           of the
Common Stock      Company as a group (19 persons)

- ---------------

(1) Represents shares held by subsidiaries of The TCW Group, Inc. as general partner of limited partnerships, trustee of trusts and/or investment manager of separate third party accounts which hold shares of the Company's common stock. The TCW Group, Inc. and its subsidiaries disclaim beneficial ownership of such shares.

(2) Includes, as to all corporate officers and directors as a group, shares subject to options held by them and outstanding on May 31, 1995, which could be exercised on or prior to July 30, 1995. The shares subject to these options have been deemed to be outstanding in computing the Percent of Class.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     At the meeting nine directors are to be elected, each director to hold office for the ensuing year and until his successor is elected and qualified. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of Directors of the nine nominees named below. Management of the Company does not contemplate that any of the nine nominees will be unable to serve as a director, but if any nominee is unable to serve, the proxy holders reserve the right to substitute for such nominee and vote for another of their choice in his stead or, upon resolution of the Board of Directors, provide for a lesser number of directors.

     The following information with respect to each person nominated for election as a director has been furnished to the Company as of May 31, 1995, by the nominees:

                                                                                                  NUMBER OF
                                                                                                    SHARES
                                                                                    DIRECTOR     BENEFICIALLY
         NOMINEE                            PRINCIPAL OCCUPATION                     SINCE          OWNED
- -------------------------    ---------------------------------------------------    --------     ------------
Howard P. Allen              Chairman of the Executive Committee and Director of      1981              300(1)
                             SCEcorp and Southern California Edison Company.
                             Prior thereto, Chairman, Chief Executive Officer,
                             President and Director of SCEcorp and Southern
                             California Edison Company. Director of AMR
                             Corporation; American Airlines, Inc.; The Parsons
                             Corporation; The Ralph M. Parsons Co.; The Presley
                             Companies; and Trust Company of the West. Age 69.

                                                                                                  NUMBER OF
                                                                                                    SHARES
                                                                                    DIRECTOR     BENEFICIALLY
         NOMINEE                            PRINCIPAL OCCUPATION                     SINCE          OWNED
- -------------------------    ---------------------------------------------------    --------     ------------
Irving W. Bailey, II         Chairman and Chief Executive Officer of Providian        1992            1,700
                             Corporation (formerly Capital Holding Corporation).
                             Prior thereto, President and Chief Operating
                             Officer and Executive Vice President and Chief
                             Investment Officer of Capital Holding Corporation.
                             Director of Providian Corporation and its
                             affiliated companies and BellSouth
                             Telecommunications, Inc. Age 54.
Van B. Honeycutt             President, Chief Executive Officer and Director of       1993          121,794(2)(3)
                             CSC. Prior thereto, President, Chief Operating
                             Officer and Director of CSC and President of its
                             Industry Services Group. Age 50.
William R. Hoover            Chairman of the Board and former Chief Executive         1967          575,213
                             Officer of CSC. Director of Merrill Lynch & Co.,
                             Inc. and Storage Technology Corp. Age 65.
Richard C. Lawton            Retired President and Director of Transmix               1986            1,500(4)
                             Corporation. Retired director of CalFed Inc.;
                             California Federal Bank; and Beneficial Standard
                             Life Insurance Company. Age 69.
Leon J. Level                Vice President, Chief Financial Officer and              1989           70,629(2)(3)
                             Director of CSC. Age 54.
F. Warren McFarlan           Ross Graham Walker Professor of Business                 1989            2,400
                             Administration and Senior Associate Dean, Harvard
                             University Graduate School of Business
                             Administration. Director of Providian Corporation
                             and Pioneer Hi-Bred. Age 57.
James R. Mellor              Chairman and Chief Executive Officer of General          1992              600
                             Dynamics Corporation. Director of Bergen-Brunswig
                             Corporation and Kerr Group. Age 65.
Alvin E. Nashman             Retired Vice President of CSC and President of its       1967          159,900
                             Systems Group. Director of Miltope Group, Inc.;
                             Nonvoting Advisory Director of NYMA, Inc.; and
                             Director of Halifax Corporation. Age 68.

- ---------------

The principal occupations described above represent the business experience of each nominee for the past five years.

(1) Shares held in a trust under which Mr. Allen and his wife are trustees and beneficiaries.

(2) Includes 88,200 and 59,400 shares which may be acquired on or before July 30, 1995, through the exercise of options held as of May 31, 1995, by Messrs. Honeycutt and Level, respectively.

(3) Includes 2,844 shares and 891 shares, respectively, held for the accounts of Messrs. Honeycutt and Level under the Company's Matched Asset Plan with respect to which each had the right, as of May 31, 1995, to give voting instructions to the Committee administering the Plan.

(4) Shares owned jointly with Mr. Lawton's wife.

     Each director who is not a corporate officer receives $25,000 per year, plus $500 per day for each day of attendance, in person or telephonically, at a regularly scheduled Board meeting, and for each day of attendance in person at a special Board meeting. Each director who is not a corporate officer and is a member of the Audit or Compensation Committees receives an additional $4,000 or $2,000 per year, respectively. Dr. Nashman received consulting fees for special contract services aggregating $73,778 during the fiscal year ended March 31, 1995. Mr. Hoover has been retained as a consultant for a period of two years, commencing April 1, 1995. For his services, Mr. Hoover will receive $500,000 per year and the use of an automobile provided by the Company.

     Article III, Section 15 of the Bylaws provides that a director of the Company shall automatically retire at the close of the meeting of the Board of Directors held during the first month in which he or she shall be age 72 or older, or if no meeting is held during such month, the director shall automatically retire as of the last day of such month.

     The 1990 Nonemployee Director Retirement Plan provides specified benefits for directors who retire from the Board of Directors with at least five years of service, and who are not, and have never been, employees of the Company. Pursuant to the Plan, each such director will receive an annual benefit equal to the sum of (1) the annual retainer for nonemployee directors in effect as of the date of the director's retirement, plus (2) the daily Board meeting fee in effect as of such date multiplied by the number of regularly scheduled Board meetings held during the year ending on such date. Such annual benefits commence on the date that the director shall attain age 65, or such later date as the director shall retire. With respect to directors that shall have served on the Board of Directors for less than ten years, the benefits will be payable for the number of years of service. If such a director dies prior to the payment in full of the director's benefits, the remaining benefits will be paid to the beneficiary designated by the director for such purpose. With respect to directors that shall have served on the Board for at least ten years, the benefits will be payable for ten years or until the director's death, if later. If such a director dies prior to the payment of benefits for ten years, such remaining benefits will be paid to the director's beneficiary.

     No nominee for director currently owns beneficially 1% or more of the outstanding shares of the Company except Mr. Hoover, who owns 1% of the outstanding shares.

     At the previous election of directors held at the Annual Meeting of Stockholders on August 8, 1994, approximately 88.1% of the outstanding shares eligible to vote were represented either in person or by proxy. More than 99% of the shares present and voting at the 1994 Annual Meeting of Stockholders voted for the director nominees.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the fiscal year ended March 31, 1995, the Board of Directors held seven meetings. The incumbent directors, while serving during the last fiscal year, attended, in the aggregate, 98% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which they served.

     Among the standing committees of the Board of Directors of the Company are the Executive Committee, Audit Committee and Compensation Committee. The Board of Directors does not have a Nominating Committee.

     Messrs. Honeycutt, Hoover and Level have served as members of the Executive Committee which, within the limits of authority delegated by the full Board of Directors of the Company pursuant to standing and specific resolutions of the Board, acts on behalf of the Board. During the past fiscal year the Executive Committee held 27 meetings.

     Messrs. Lawton, McFarlan and Mellor have served as the members of the Audit Committee which during the last fiscal year held three meetings. The principal duties and responsibilities of the Audit Committee are to recommend to the Board the accounting firm to be engaged as the Company's independent auditors and the terms of their engagement and to meet with the Company's independent and internal auditors to review the scope of their audits and their audit findings.

     Messrs. Allen, Bailey and McFarlan have served as the members of the Compensation Committee whose principal function is to determine the salary and bonus for all corporate officers at the level of vice president or higher, and to administer the Company's stock incentive plans. None of the members of the Compensation Committee is, or has ever been, an employee of the Company or any of its subsidiaries. During the last fiscal year the Compensation Committee held three meetings.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to provide competitive levels of annual cash compensation, as well as long-term incentives based on the Company's performance, and includes a base salary, annual incentive awards, and long-term incentives based on stock option awards and restricted stock grants. In addition, the Company has adopted employee benefit plans including retirement plans, health plans, insurance plans, and others in which the officers are eligible participants.

     Base compensation is established based on competitive evaluations for each position, individual responsibility and contribution. The annual incentive award is determined based on the Company's performance compared to prior years and established annual goals. Performance factors include margin performance, revenue growth, net income growth and cash flow, as well as specific individual achievements. Stock options and restricted stock grants are awarded based on the individual's position and long-term contribution.

     The Committee believes that the Company's executive compensation program allows the Company to attract and retain outstanding executives in the information technology field and is well structured to align management's and stockholders' interest in the enhancement of stockholder value through stock ownership programs and incentive programs based on performance and stock value.

   Relationship of Company Performance to Executive Compensation

     Fiscal year 1995 compensation was determined on an individual basis in accordance with the above policies and programs. The Company's performance substantially met or exceeded its financial goals. Revenue growth of 30.6% net income growth of 21.8% (excluding a gain of $4,900,000 resulting from the adoption of SFAS 109 in fiscal year 1994) and free cash flow of approximately $27,000,000 were considered strong results.

     Compensation paid to the Company's five named executive officers for fiscal year 1995, as reflected in the Summary Compensation Table on page 8, consisted primarily of base salary, performance bonuses and stock option grants.

     The measures of performance that are utilized under the Company's compensation plans for executive officers vary. Primarily, they include target versus actual consolidated financial results, growth over prior years and subjective considerations of individual performance.

     The Company's executive compensation program takes into account any potential limitations on the deductibility of compensation in excess of $1,000,000 per year imposed by Internal Revenue Code Section 162(m), but does not require that all compensation qualify for exemption from such limitation. The Company will deduct all compensation paid to executive officers for fiscal year 1995.

   Fiscal Year 1995 Stock Option Grants

     In fiscal year 1995, grants of stock options were made to various executive officers, including Mr. Honeycutt, shown in the Options Granted in Last Fiscal Year table on page 9.

   Chief Executive Officer Compensation

     As reflected in the Summary Compensation Table on page 8, Mr. Hoover's base salary was increased during fiscal year 1995 by $96,058 (14.4%). In determining Mr. Hoover's base salary for fiscal year 1995, the Committee considered the Company's financial performance for the prior year, Mr. Hoover's individual performance, and his long-term contributions to the success of the Company. The Committee also compared Mr. Hoover's base salary to the base salaries of chief executive officers at peer companies.

     For fiscal year 1995, Mr. Hoover's annual bonus payment represented 78.7% of his base salary, as reflected in the Summary Compensation Table on page 8. Under the Company's executive compensation program, Mr. Hoover was paid $600,000 in connection with fiscal year 1995 performance, reflecting the fact that the Company's performance substantially met or exceeded its financial goals.

     Mr. Hoover resigned as Chief Executive Officer of the Company effective March 30, 1995. On that date he had options to purchase an aggregate of 102,000 shares of the Company's Common Stock, as reflected in the Fiscal Year End Option Values table on page 10. Mr. Hoover subsequently exercised all of his options and currently owns 575,213 shares of the Company's Common Stock.

   Conclusion

     The Committee believes this executive compensation program serves the interests of stockholders and the Company effectively. The various pay vehicles offered are appropri-ately balanced to motivate executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders.

     We will continue to address the effectiveness of the Company's total compensation program to meet the needs of the Company and serve the interests of its stockholders.

                                          Howard P. Allen
                                          Irving W. Bailey, II
                                          F. Warren McFarlan

EXECUTIVE COMPENSATION SUMMARIES

     The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended March 31, 1995, April 1, 1994 and April 2, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                    ----------------------
                                             ANNUAL COMPENSATION    RESTRICTED
                                             --------------------     STOCK                    ALL OTHER
         NAME AND PRINCIPAL                  SALARY(2)   BONUS(3)   AWARDS(4)   OPTIONS(5)  COMPENSATION(6)
             POSITION(1)              YEAR      ($)        ($)         ($)         (#)            ($)
- ------------------------------------- -----  ---------   --------   ---------   ----------  ---------------
William R. Hoover....................  1995    762,404    600,000                               179,365
  Chairman &                           1994    666,346    575,000
  Chief Executive Officer              1993    580,962    440,000                   30,000
Van B. Honeycutt.....................  1995    490,385        (7)                  113,605(7)     2,637
  President &                          1994    383,654    300,000                   90,000
  Chief Operating Officer              1993    286,538    210,000     338,750       45,000
James A. Champy......................  1995    401,965    203,000                                 2,785
  Corporate Vice President &           1994    332,801    241,041                   84,000
  Chairman -- Consulting Group         1993        n/a        n/a
Leon J. Level........................  1995    321,269    162,000                                 2,272
  Corporate Vice President &           1994    302,116    152,500                   30,000
  Chief Financial Officer              1993    273,269    145,000                   15,000
Milton E. Cooper.....................  1995    276,750    195,000                                 2,249
  Corporate Vice President &           1994    263,558    175,000
  President -- Systems Group           1993    246,539    150,000     338,750       30,000

- ---------------
(1) Mr. Hoover retired as Chief Executive Officer of the Company effective March 30, 1995, and Mr. Honeycutt was appointed Chief Executive Officer of the Company effective April 1, 1995. Mr. Champy was appointed an executive officer of the Company effective August 18, 1993. Although Mr. Champy served as an executive officer for only a portion of the 1994 fiscal year, the amounts shown reflect his compensation for the entire 1994 fiscal year.

(2) The amounts shown reflect all salary earned during the covered fiscal year, whether or not payment was deferred until a subsequent fiscal year.

(3) The amounts shown reflect all cash bonuses earned during the covered fiscal year, which bonuses are determined and paid in the following fiscal year pursuant to the Company's annual incentive plan.

(4) In fiscal year 1993, Mr. Honeycutt and Mr. Cooper were each awarded 15,000 shares of restricted stock. The amounts shown reflect the market value of such stock on the date of award, net of any consideration paid therefor by Mr. Honeycutt or Mr. Cooper. Any dividends paid with respect to such restricted stock will be paid to the holders thereof. As of March 31, 1995, Messrs. Hoover, Champy and Level had no restricted stock, and Messrs. Honeycutt and Cooper had 15,000 shares and 24,000 shares, respectively, of restricted stock, which shares had a market value of $735,625 and $1,177,000 on that date.

(5) The amounts shown reflect the aggregate number of shares underlying stock options granted during the covered fiscal year.

(6) The amounts shown reflect contributions of shares of Common Stock by the Company to the Matched Asset Plan, a defined contribution plan. Such contributions are valued at the aggregate market value of the shares on the dates of contribution. The amount shown for Mr. Hoover in fiscal year 1995 includes $177,129 of accrued but unused vacation, which was paid to him upon his retirement on March 30, 1995.

(7) The amount shown in the Options column for Mr. Honeycutt in fiscal year 1995 includes 13,605 shares underlying a stock option which was granted in fiscal year 1996, but which was granted in lieu of a cash bonus earned during fiscal year 1995. This stock option, which has an exercise price of $12.25 per share (25% of the market value per share on the date of grant), will become exercisable to purchase one-third of the underlying shares on each of the first three anniversaries of the date of grant of the option.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to the Named Executive Officers during the fiscal year ended March 31, 1995. No stock appreciation rights were granted in such fiscal year.

                                                   INDIVIDUAL GRANTS
                                    ------------------------------------------------
                                                  PERCENT                               POTENTIAL REALIZABLE
                                                 OF TOTAL
                                                  OPTIONS                                 VALUE AT ASSUMED
                                                  GRANTED                              ANNUAL RATES OF STOCK
                                                    TO        EXERCISE                 PRICE APPRECIATION FOR
                                     OPTIONS     EMPLOYEES    OR BASE                      OPTION TERM(2)
                                    GRANTED(1)   IN FISCAL     PRICE      EXPIRATION   ----------------------
               NAME                    (#)         YEAR       ($)/SH.        DATE        5%($)       10%($)
- ----------------------------------- ----------   ---------   ----------   ----------   ----------  ----------
William R. Hoover..................      none
Van B. Honeycutt...................   100,000       8.79%       45.38       11/1/04     2,853,609   7,231,606
James A. Champy....................      none
Leon J. Level......................      none
Milton E. Cooper...................      none

- ---------------
(1) On November 1, 1994, the Company granted a nonqualified stock option to Mr. Honeycutt. The option will become exercisable to purchase 10% of the underlying shares on the first anniversary of the date of grant, and an additional 15% of the underlying shares on each of the following six anniversaries of the date of grant. The option will become fully exercisable in the event of a change of control of the Company. The exercise price of the option is equal to the market value of the underlying shares on the date of grant of the option. The exercise price of the option and the optionee's tax withholding obligation with respect to such exercise may, at the optionee's election, be paid with cash and/or by the delivery of previously owned shares of Common Stock.

(2) Amounts shown reflect the potential realizable value of each grant of stock options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the expiration date at an annualized rate of 5% or 10%. These potential values are reported in order to comply with Securities and Exchange Commission requirements, and the Company cannot predict whether these values will be achieved.

                         FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning the value of unexercised in-the-money stock options held by the Named Executive Officers on March 31, 1995. No stock options or stock appreciation rights were exercised by the Named Executive Officers during the fiscal year ended March 31, 1995, and no stock appreciation rights were held by them at the end of such fiscal year.

                                                    NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                           OPTIONS                 IN-THE-MONEY OPTIONS
                                                     AT FISCAL YEAR END            AT FISCAL YEAR END(1)
                                                 ---------------------------     -------------------------
                                                 EXERCISABLE   UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
                      NAME                           (#)            (#)             (#)           (#)
- ------------------------------------------------ -----------   -------------     ---------   -------------
William R. Hoover...............................   102,000           none        3,010,750           n/a
Van B. Honeycutt................................    58,200        205,000        1,606,325     3,003,375
James A. Champy.................................    28,200         73,800          806,675     1,743,300
Leon J. Level...................................    50,400         33,000        1,674,450       848,125
Milton E. Cooper................................    83,400         39,600        3,168,300     1,138,950

- ---------------

(1) The amounts shown reflect the spread between the exercise price and the market value of the underlying shares of Common Stock on March 31, 1995 (based on the $49.38 closing price of the Common Stock on that date reported on the Composite Tape for New York Stock Exchange listed companies).

                                    PENSION PLANS

     The table below shows the estimated accrued annual amount at age 65 that would be received on a single life annuity basis from the Company's Pension Plan (the "Pension Plan") and Supplemental Executive Retirement Plan (the "SERP") at specified base salaries and years of service. Messrs. Honeycutt, Level and Cooper are covered by both Plans.

     The Pension Plan is a contributory, career average defined benefit plan and benefits are determined based on the participant's average base salary during all years of participation. There is no deduction for Social Security or other offset amounts and base salary does not include any bonus, overtime or shift differential compensation. The remuneration covered by the Pension Plan during the fiscal year ended March 31, 1995 for Messrs. Honeycutt, Level and Cooper was $490,385, $321,269, and $276,750, respectively, but is limited to $150,000 for
1995 in accordance with the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. The shortfall in benefits due to legal limits (maximum benefits and the use of the legally limited salary) is restored pursuant to the excess benefit provisions of the SERP. Messrs. Honeycutt, Level and Cooper will have credited years of service in the Pension Plan at age 65 of 24 years, 16 years, and 19 years, respectively. Covered salary under the Pension Plan is significantly lower than final average compensation as used in the SERP because of the Pension Plan's career average provision.

     The SERP also provides additional annual benefits for certain designated officers and key executives of the Company who satisfy its minimum service requirements. The benefit is based on 50% of the average of the participant's highest three (of the last five) annual base salaries, with a deduction of 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the death of the participant, a spousal benefit of 50% of the participant's benefit is generally payable for the spouse's lifetime.

     In the event of a change-in-control of the Company followed by the separation of any of the named Executive Officers from service to the Company within 36 months thereafter, the effected Officer(s) becomes entitled to accelerated vesting of benefit entitlements under the SERP.

                                                      YEARS OF SERVICE
        AVERAGE ANNUAL       -------------------------------------------------------------------
      BASE COMPENSATION*        5          10          15          20          25          30
    -----------------------  -------     -------     -------     -------     -------     -------
         $100,000..........   25,573      48,821      61,348      66,514      70,562      73,733
          200,000..........   57,146     109,643     137,096     147,428     155,524     161,867
          300,000..........   88,719     170,464     212,844     228,342     240,485     250,000
          400,000..........  120,293     231,286     288,592     309,256     325,447     338,133
          500,000..........  151,866     292,107     364,340     390,170     410,409     426,266
          600,000..........  183,439     352,928     440,088     471,084     495,371     514,400
          700,000..........  215,012     413,750     515,836     551,998     580,333     602,533

- ---------------

* The SERP benefit is based on final three-year average compensation, which is shown in this column. The Pension Plan benefit is based on career average compensation which is substantially less than the amount shown above.

     Mr. Champy is covered by the additional benefit provisions of the SERP as described above. The covered remuneration during the fiscal year ended March 31, 1995 for Mr. Champy was $401,965. His estimated annual accrued benefit from age 62 on a single life annuity basis, assuming no increase in base salary, is $189,043.

     Mr. Hoover participated in both the Pension Plan and the SERP until his retirement on March 30, 1995, and receives an annual benefit of $404,191 pursuant thereto.

     The following graph demonstrates the performance of the cumulative total return to the holders of the Company's Common Stock during the previous five fiscal years in comparison to the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Computer Software & Services Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                          INDEXED RETURN (1990 = 100)*

                                   RETURN 1991   RETURN 1992   RETURN 1993   RETURN 1994   RETURN 1995   CAGR
                                   -----------   -----------   -----------   -----------   -----------   -----
CSC Common Stock.................     46.15%         3.19%        15.66%        37.95%        35.27%     26.63%
S&P 500 Index....................     14.41         11.04         15.23          1.47         15.57      11.42
S&P Computer Software &
  Services.......................     -8.77         29.46         32.12         12.20         34.89      18.75

- ---------------

*Assumes $100 invested on April 1, 1990 in Computer Sciences Corporation Common Stock, S&P 500 Index and the S&P Computer Software & Services Index. Indexed amounts and return percentages assume a March 31 fiscal year end.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, during the fiscal year ended March 31, 1995, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with except for one Form 4 filed late inadvertently on behalf of Milton E. Cooper to report the effect upon certain of his shares of the 200% stock dividend paid to stockholders of record as of December 22, 1993.

                                    ITEM 2.
               PROPOSED 1995 STOCK INCENTIVE PLAN OF THE COMPANY

     As of May 31, 1995, an aggregate of 847,787 shares of Common Stock remained available under the Company's six stock incentive plans for issuance to employees pursuant to sales of restricted stock or grants of stock options, stock appreciation rights or other stock-based incentives. The Board of Directors believes that such number of shares is insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees. In order to increase the aggregate number of shares available for issuance to employees pursuant to stock-based incentives, the Board adopted the 1995 Stock Incentive Plan (the "1995 Plan") on June 12, 1995 and is submitting it to the stockholders for their approval at the Annual Meeting.

     The following description of the 1995 Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

GENERAL

     Each employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1995 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1995 Plan is 2,500,000, subject to certain adjustments to prevent dilution.

     The 1995 Plan will be administered by a committee of two or more nonemployee directors appointed by the Board of Directors (the "Committee"). Subject to the provisions of the 1995 Plan, the Committee will have full and final authority to select the employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

AWARDS

     The 1995 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. The maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1995 Plan to any employee during any fiscal year is 200,000, subject to certain adjustments to prevent dilution.

     Awards under the 1995 Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of Common Stock for any lawful consideration, including services rendered.

     An award granted under the 1995 Plan to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Committee, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be a tax-benefited incentive stock option or a nonqualified stock option that is not tax-benefited. See "Federal Income Tax Treatment" below. The maximum number of shares of Common Stock that may be issued to employees pursuant to tax-benefited incentive stock options granted under the 1995 Plan is 2,500,000, subject to certain adjustments to prevent dilution.

     An award under the 1995 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the 1995 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to "pyramid" his or her previously owned shares, i.e., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

PLAN DURATION

     The 1995 Plan became effective upon its adoption by the Board of Directors on June 12, 1995, but no shares of Common Stock may be issued or sold under the 1995 Plan until it has been approved by the Company's stockholders. No awards may be granted under the 1995 Plan after June 12, 2005. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common stock may be issued pursuant to any award after June 12, 2015.

AMENDMENTS

     The Board of Directors may amend or terminate the 1995 Plan at any time and in any manner, subject to the following:

         (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and

         (2) if any national securities exchange upon which any of the Company's securities are listed requires that any such amendment be approved by the Company's stockholders, then such amendment will not be effective until it has been approved by the Company's stockholders.

EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934

     The acquisition and disposition of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1995 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of Common Stock by an Insider within six months before or after a sale of Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 1995 Plan is designed to comply with Rule 16b-3.

FEDERAL INCOME TAX TREATMENT

     The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the 1995 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. An award may be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise.

   Incentive Stock Options

     Pursuant to the 1995 Plan, employees may be granted options that are intended to qualify as incentive stock options under the provisions of Section 422 of the Internal

Revenue Code. Except as described in the following two sentences, the optionee generally is not taxed and the Company is not entitled to a deduction on the grant or exercise of an incentive stock option, provided the option is exercised while the optionee is an employee of the Company or within three months following termination of employment (one year if termination is due to permanent disability). The amount by which the fair market value of the shares acquired upon exercise of the option exceeds the exercise price will be included as a positive adjustment in the calculation of the optionee's "alternative minimum taxable income" in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual's alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

     If the optionee sells shares acquired upon exercise of an incentive stock option at any time within one year after the date of exercise or two years after the date of grant of the option, then:

         (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise;

         (2) the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the option;

         (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price over the sales price; and

         (4) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

     If the optionee sells shares acquired upon exercise of an incentive stock option at any time after the first anniversary of the date of exercise and the second anniversary of the date of grant of the option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of the option, and the Company will not be entitled to any deduction.

   Nonqualified Stock Options

     The grant of an option or other similar right to acquire Common Stock that does not qualify for treatment as an incentive stock option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company will be entitled to a deduction equal to such amount. See, however, "Special Rules for Awards Granted to Insiders." A subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid with respect to such shares plus the ordinary income recognized with respect to such shares.

   Restricted Stock

     Awards to employees under the 1995 Plan may include sales, bonuses or other grants of shares that are subject to restrictions or vesting schedules. The recipient will generally not be taxed until the restrictions on such shares expire or are removed, at which time he or she will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. If the recipient makes an election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) Election") within 30 days after receiving restricted shares, he or she will recognize ordinary income, and the Company will be entitled to a deduction, on the date of receipt of the restricted shares, equal to the excess of the fair market value of the shares on that date over the purchase price.

   Special Rules for Awards Granted to Insiders

     If an Insider exercises an option within six months of the date of grant, or receives an award of restricted shares, the Insider will generally not recognize ordinary income until the date of sale of the shares or, if earlier, six months after the date of grant of the option or award of the restricted shares. If the Insider makes a Section 83(b) Election within 30 days after the date (the "Acquisition Date") of the exercise of the option or the award of the restricted shares, he or she will recognize ordinary income on the Acquisition Date equal to the excess of the fair market value of the shares on that date over the exercise or purchase price. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

   Miscellaneous Tax Issues

     Awards may be granted under the 1995 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

     Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to ordinary income recognized by an employee in connection with awards made under the 1995 Plan. Special rules will apply in cases where the recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. Such delivery of shares will in certain circumstances result in the recognition of income with respect to such shares.

     The terms of the agreements pursuant to which specific awards are made to employees under the 1995 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such payment. In certain instances, the Company may be denied a deduction for compensation attributable to awards granted to certain officers of the Company to the extent such compensation exceeds $1,000,000 in a given year.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the 1995 Plan in order to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     It has been the practice of the Company to engage Deloitte & Touche LLP for annual audit services upon approval by either the Audit Committee or the Board of Directors. Deloitte & Touche LLP has acted as the Company's independent public accountant for more than 32 years and will act in that capacity during the current fiscal year. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders to be held August 14, 1995, will be afforded the opportunity to make a statement if desired and will be available to respond to appropriate questions. The engagement of Deloitte & Touche LLP for non-audit services is approved by the Vice President and Chief Financial Officer of the Company.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders, scheduled for August 12, 1996, must be received by the Secretary of Computer Sciences Corporation at 2100 East Grand Avenue, El Segundo, California 90245 no later than March 7, 1996 to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Management of the Company knows of no other business to be presented at the meeting. If, however, other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                                            By Order of the Board of Directors

                                                /s/ Hayward D. Fisk
                                                    Hayward D. Fisk
                                           Vice President, General Counsel and
                                                        Secretary

July 5, 1995

                                   APPENDIX A

                         COMPUTER SCIENCES CORPORATION
                           1995 STOCK INCENTIVE PLAN

SECTION 1:   PURPOSE OF PLAN

     The purpose of this 1995 Stock Incentive Plan ("Plan") of Computer Sciences Corporation, a Nevada corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

SECTION 2:   PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3:   AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) shares of common stock, par value $1.00 per share, of the Company ("Common Shares"), or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, but are not limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

         (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option");

         (ii) a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, and/or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, and/or by reducing the amount of Common Shares or other property otherwise issuable pursuant to such Award; or

         (iii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof.

     (e) Notwithstanding any other provision of this Plan, the maximum number of Common Shares with respect to which options or rights may be granted under this Plan to any Employee during any fiscal year shall be 200,000, subject to adjustment as provided in Section 7 hereof.

SECTION 4:   STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 2,500,000, subject to adjustment as provided in Section 7 hereof.

     (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,500,000, subject to adjustment as provided in
Section 7 hereof.

     (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

         (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

         (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

         (iii) the maximum number of Common Shares which are or may be issuable at or after such time pursuant to Awards granted under this Plan.

SECTION 5:   DURATION OF PLAN

     No Awards may be granted under this Plan after June 12, 2005. Although Common Shares may be issued after June 12, 2005 pursuant to Awards that were duly granted prior to such date, no Common Shares may be issued under this Plan after June 12, 2015.

SECTION 6:   ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of two or more directors, each of whom is both a Disinterested Person for purposes of Rule 16b-3 promulgated under the Exchange Act and an Outside Director for purposes of Section 162(m) of the Internal Revenue Code, as such Rule and such Section may be amended from time to time.

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

         (i) adopt, amend and rescind rules and regulations relating to this Plan;

         (ii) determine which persons are Employees, and to which of such Employees, if any, Awards shall be granted hereunder;

         (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

         (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

         (v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

SECTION 7:   ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in:

     (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan;

     (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan; and

     (c) the maximum number of Common Shares with respect to which options or rights may thereafter be granted under this Plan to any Employee during any fiscal year.

SECTION 8:   AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors may amend or terminate this Plan at any time and in any manner, subject to the following:

     (a) no recipient of any Award shall, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and

     (b) if any rule, regulation or procedure of any national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, requires that any such amendment be approved by the stockholders of the Company, then such amendment shall not be effective unless and until it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company.

SECTION 9:   EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of June 12, 1995, the date upon which it was approved by the Board of Directors; provided, however, that no Common Shares may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company.

                ANNUAL MEETING OF STOCKHOLDERS, AUGUST 14, 1995

        The undersigned hereby appoints VAN B. HONEYCUTT, LEON J. LEVEL and HAYWARD D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, 90045, at 2:00 p.m. on August 14, 1995, and at any adjournment thereof, upon the election of directors, the approval of the proposed 1995 Stock Incentive Plan and any other matter properly coming before the meeting.

        If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted; and if only one of them shall be present and vote, he shall have the powers hereby granted.

        This card also provides voting instructions for shares, if any, held in the Company's employee benefit plans.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE PROPOSED 1995 STOCK INCENTIVE PLAN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                    PROXY

     PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN PROMPTLY TO
        MIDTOWN STATION, P.O. BOX 955, NEW YORK, NEW YORK 10138-0811.
IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT,
                         YOUR SHARES CANNOT BE VOTED.


                            FOLD AND DETACH HERE


                                                                       Affix
                                                                       First
                                                                       Class
                                                                      Postage

                 [CSC LOGO]
                 Computer Sciences Corporation
                 c/o Chemical Mellon Shareholder Services LLC
                 Recordkeeping Services
                 P.O. Box 590
                 Ridgefield Park, NJ 07660

Item 1. Election of Directors            THE BOARD OF DIRECTORS RECOMMENDS A
                                         VOTE "FOR" THE NOMINEES LISTED BELOW.

FOR all nominees       WITHHOLD
listed to the right    AUTHORITY         INSTRUCTIONS: To withhold authority
(except as marked   to vote for all      to vote for any individual nominee,
to the contrary)     nominees listed     strike out that nominee's name in the
                     to the right        list below:

                                                          Nominees:

                                         Howard P. Allen, Irving W. Bailey, II,
Item 2. Approval of the Proposed         Van B. Honeycutt, William R. Hoover,
1995 Stock Incentive Plan                Richard C. Lawton, Leon J. Level,
                                         F. Warren McFarlan, James R. Mellor
                                         and Alvin E. Nashman


 FOR      AGAINST      ABSTAIN

                                             DATED:______________________, 199

                                             _________________________________
                                                        Signature

                                             _________________________________
                                                        Signature

                                             Please date, sign and return this
                                             Proxy promptly whether or not you
                                             plan to attend the meeting.  If
                                             signing for a corporation or part-
                                             nership or as agent, attorney or
       PLEASE MARK INSIDE BLUE BOXES SO      fiduciary, indicate the capacity
     THAT DATA PROCESSING EQUIPMENT WILL     in which you are signing. If you
             RECORD YOUR VOTES               do attend the meeting and elect to
                                             vote by ballot, such vote will
                                             supersede this Proxy.


                          FOLD AND DETACH HERE


                       IMPORTANT NOTICE TO SHAREHOLDERS

           RETURNING YOUR COMPLETED PROXY CARD PREVENTS ESCHEATMENT


It is very important that you return your voted proxy card to CSC and that CSC has your current address.

Most state have escheat laws which require CSC to report all accounts when they meet that state's criteria for abandoned property. While the specified number of years varies by state, escheatment generally occurs when CSC mail addressed to you is continually returned undelivered and there is no other contact. CSC then must invalidate the stock certificate(s) of the escheated shareholders and turn over the representative shares to the state of the shareholder's last known residence. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds from its sale.

Therefore, if you have moved, please give us your new address below:


___________________________________                      ______________________
Name(s) under which stock is held                        Social Security Number

___________________________________                      ______________________
Street address                                           City, State, Zip Code

Do you have multiple accounts/Hold
stock under more than one name?

                                                           ____Yes      ____No


Note: CSC employees are requested to notify their local Human Resources representative of any address change.